EXHIBIT 32.1

Certification of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael T. Kennedy, the President and Chief Executive Officer of Radnor Holdings Corporation (the “Company”), hereby certifies that:

The Company’s quarterly report on Form 10-Q for the period ended April 1, 2005 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2005	/s/ Michael T. Kennedy
Michael T. Kennedy
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.